CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust of our reports dated April 22, 2020, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended February 29, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 24, 2020

Appendix A

Fund Name

Columbia Convertible Securities Fund

Columbia Select Large Cap Equity Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Large Cap Growth Opportunity Fund

Columbia Mid Cap Index Fund

Columbia Select Mid Cap Value Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia Select International Equity Fund

Columbia Select Global Growth Fund

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust of our reports dated April 29, 2020, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the Columbia Overseas Value Fund for the year ended February 29, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 24, 2020